Exhibit 10.43
AMENDMENT AND CONSENT
TO
SECURITIES PURCHASE AGREEMENT
     AMENDMENT AND CONSENT TO SECURITIES PURCHASE AGREEMENT dated as of February 27, 2009 (this “Amendment”), with respect to the Securities Purchase Agreement dated as of June 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) among THE FILM DEPARTMENT LLC, a Delaware limited liability company (the “Company”), THE FILM DEPARTMENT HOLDINGS LLC, a Delaware limited liability company (“Holdings”), the Purchasers party thereto and UNION BANK, N.A., formerly known as Union Bank of California, N.A. (“UBOC”) as collateral agent for the Secured Parties defined therein (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”). Terms defined in the Securities Purchase Agreement and not otherwise defined herein are used herein as therein defined.
R E C I T A L S
     The Company, Holdings and the Required Holders have agreed to amend the Securities Purchase Agreement in accordance with, and pursuant to the terms and conditions set forth in, this Amendment, and TFD LITERARY ACQUISITIONS, LLC, a Delaware limited liability company (“TFD Acquisitions”), has agreed to consent and make various other agreements with respect to such amendments.
     In consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Amendments to Section 1.1 of the Securities Purchase Agreement.
     (a) The definition of “Cash Collateral Account” is hereby deleted in its entirety and replaced with the following:
     “’Cash Collateral Account’ means a deposit account or securities account in the name of Union Bank, N.A. (Collateral Agent), The Film Department, LLC — Control Account, and under the sole control (as defined in the applicable UCC) of the Collateral Agent and the Credit Agreement Collateral Agent.”
     (b) The definition of “Collections” is hereby amended by deleting the parenthetical therein and substituting the following in lieu thereof:
     “(including insurance proceeds, tax refunds and proceeds from a Sale or financing of any Tax Incentive)”
     (c) The following definitions are added to Section 1.1 of the Securities Purchase Agreement in the applicable alphabetical order:
     “’Adjusted Greenlight Tax Incentive Value’ of a Tax Incentive means, as of any date, the Greenlight Tax Incentive Value thereof after giving effect to all adjustments thereto reasonably made by the applicable Group Member on or prior to such date to properly reflect changes in the applicable Film Budget (including changes in the anticipated qualifying expenditures or in applicable laws or regulations

(or any change in the interpretation thereof)) and other appropriate or relevant factors (such as new laws or regulations relating to Tax Incentives).”
     “’Credit Agreement Amendment’ means the Amendment and Consent to Credit Agreement dated as of January 16, 2009, but without giving effect to any amendments or modifications thereto.”
     “’Financed Transferable Tax Incentive’ means a transferable Tax Incentive that is financed under the Credit Agreement or by a third party financier pursuant to arm’s length financing arrangements containing customary terms and conditions.”
     “’Greenlight Protocol’ means the Greenlight Protocol attached as Schedule E to the Amended and Restated Holdings LLC Agreement, as restated and adopted by Holdings’ Board on January 28, 2009, and as the same may be further amended, restated, supplemented or otherwise modified in accordance with the Amended and Restated Holdings LLC Agreement and Section 8.11(a) hereof (copies of which amendments, restatements, supplements or other modifications shall promptly be delivered by Holdings to the Holders).”
     “’Greenlight Tax Incentive Valuation Procedures’ means the Greenlight Tax Incentive Valuation Procedures attached as Schedule 1.1 to the Amendment and Consent to Securities Purchase Agreement dated as of February 27, 2009.”
     “’Greenlight Tax Incentive Value’ means, with respect to any Tax Incentive, the estimated value thereof reasonably determined by the Company in accordance with the Greenlight Tax Incentive Valuation Procedures as part of preparing the applicable Film Budget in connection with the Greenlight Protocol.”
     “’Purchase Agreement’ has the meaning assigned to such term in the Credit Agreement Amendment.”
     “’Tax Credit Counterparty’ has the meaning assigned to such term in the Credit Agreement Amendment.”
     “’Tax Incentive’ has the meaning assigned to such term in the Credit Agreement Amendment.”
     “’Transferable Tax Incentive Receivable’ means, with respect to a transferable Tax Incentive, the purchase price and all other amounts payable by a Tax Credit Counterparty to the applicable Group Member under a Purchase Agreement with respect to such Tax Incentive, and all supporting obligations that support the payment or performance of such amounts payable.”
     Section 2. Amendment to Section 8.1 of the Securities Purchase Agreement.
     (a) Subsection (f) of Section 8.1 of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:
     “(f) Indebtedness of the Company owing under the Credit Agreement, including Guaranty Obligations of the Guarantors in respect thereof, in an aggregate outstanding principal amount not to exceed at any time (i) the sum of (x) $140,000,000, plus (y) an amount equal to the Incremental Revolving Commitments under the Credit Agreement (but not to exceed an aggregate of $85,000,000), plus (z) 10% of the sum of the preceding clauses (x) and (y) less (ii) the sum of (x) the amount of any permanent commitment reductions thereunder (other than to the extent constituting a refinancing with a replacement first lien credit facility in accordance with the terms of the Intercreditor Agreement) and (y) the aggregate principal amount of all Indebtedness incurred by any Group Member in connection with the Sale or financing of any Tax Incentive with a third party financier of such Tax Incentive.”
     (b) Subsection (g) of Section 8.1 of the Securities Purchase Agreement is hereby amended by deleting the “.” at the end of Subsection (g) and replacing same with “; and”.
     (c) Subsection (h) is hereby added immediately following Subsection (g) of Section 8.1 of the Securities Purchase Agreement:
               “(h) Indebtedness of any Group Member incurred in connection with the financing of any Tax Incentive or Transferable Tax Incentive Receivable with a third party financier solely to the extent that the Credit Agreement Administrative Agent or the Required Lenders (as such term is defined in the Credit Agreement) have elected not to advance a Loan (as such term is defined in the Credit Agreement) against such Tax Incentive or Transferable Tax Incentive Receivable; provided, that the aggregate principal amount of any such Indebtedness shall not exceed 100% of the face amount of any such Tax Incentive.”
     Section 3. Amendment to Section 8.2 of the Securities Purchase Agreement.
     (a) Subsection (o) of Section 8.2 of the Securities Purchase Agreement is hereby amended by deleting the “.” at the end of Subsection (o) and replacing same with “; and”.
     (b) Subsection (p) is hereby added immediately following Subsection (o) of Section 8.2 of the Securities Purchase Agreement:
          “(p) Liens granted to any third-party financier of (i) a Tax Incentive or (ii) a Transferable Tax Incentive Receivable (such a Lien a “Transferable Tax Incentive Receivable Lien”), in each case pursuant to arm’s length financing agreements containing customary terms and conditions with such third party financier; provided that: (A) the Credit Agreement Administrative Agent or the Required Lenders have elected not to advance a Loan against such Tax Incentive or Transferable Tax Incentive Receivable; (B) such Lien extends only to such Tax Incentive or Transferable Tax Incentive Receivable, as applicable; and (C) unless Collateral Agent has released its Liens in such Tax Incentive or Transferable Tax Incentive Receivable, as applicable, to the extent permitted in this Agreement or the other Note Documents, such Liens are subject to a subordination or intercreditor agreement acceptable to the Collateral Agent providing that such Liens are senior to the Liens created under the Security Documents but only until such time as any loans made by such third-party financier in connection therewith have been indefeasibly repaid in full; provided, that any Transferable Tax Incentive Receivable Lien shall be subordinated to the Liens created under the Security Documents until such time as the applicable third party financier has advanced against such Transferable Tax Incentive Receivable and the proceeds of such advance have been deposited into the Collection Account; and”
     (c) Subsection (q) is hereby added immediately following Subsection (p) of Section 8.2 of the Securities Purchase Agreement:
          “(q) Liens granted to any Tax Credit Counterparty with respect to a Financed Transferable Tax Incentive, provided that: (i) such Liens are subordinated to the Liens created under the Security Documents pursuant to a subordination or intercreditor agreement acceptable to the Collateral Agent until such time as immediately available funds in an amount equal to (A) the purchase price payable by such Tax Credit Counterparty under the Purchase Agreement with respect to such Financed

Transferable Tax Incentive has been deposited into the Collection Account or (B) if such Financed Transferable Tax Incentive is financed by a third party financier, that portion of the purchase price not required to repay in full all Indebtedness of any Group Member incurred in connection with such financing has been deposited into the Collection Account, and (ii) such Lien extends only to such Tax Incentive.”
     Section 4. Amendment to Section 8.11 of the Securities Purchase Agreement. Clause (y) of subsection (a) of Section 8.11 of the Securities Purchase Agreement prior to the proviso set forth therein is hereby amended and restated in its entirety as follows:
               “(y) in the case of any such Related Document and the Constituent Documents, do not materially adversely affect the rights and privileges of any Group Member and do not adversely affect the interests of any Secured Party in connection with the Obligations, under the Note Documents or in the Collateral;”
     Section 5. Addition to Article VIII of the Securities Purchase Agreement. A new Section 8.17 is hereby added to Article VIII:
     “Section 8.17 Greenlight Protocol. No Group Member shall (a) greenlight any Film unless it has complied with the Greenlight Protocol and the Greenlight Tax Incentive Valuation Procedures (and Holdings shall promptly notify Holders when such Film has been greenlit and provide the Required Holders with a certificate of compliance and reasonably detailed supporting back-up documentation and materials with respect to its determination of the Greenlight Tax Incentive Value of Tax Incentives related to such Film ) or (b) with respect to any Film, commence ‘pre-production’ or ‘production’ of such Film or commit to or otherwise incur any payment or other financial obligations for activities customarily undertaken during the ‘pre-production period’ (including construction of sets, securing stages and locations, renting equipment or purchasing props, but expressly excluding agreements with the cast or the director of such Film) or in connection with the ‘production’ of a Film unless such Film has been greenlit in accordance with the Greenlight Protocol and, with respect to any Film with a Film Budget in excess of $27,500,000, unless a Group Member has, prior thereto, entered into a valid, binding and enforceable domestic distribution agreement or deal memo with respect to such Film (subject, as to enforceability, to applicable bankruptcy, reorganization, moratorium and other laws affecting creditors’ rights generally and to general principles of equity) containing terms that do not contain any conditions to the distributor’s distribution of the Film thereunder other than the Approved Distribution Agreement Conditions. As used in this Section 8.17, ‘production’ shall mean the commencement of principal photography of a Film and the ‘pre-production period’ of a Film shall mean the period (i) commencing eight weeks prior to the commencement of production of such Film and (ii) ending on the date production of such Film commences and ‘Approved Distribution Agreement Conditions’ shall mean (i) chain of title approval, (ii) delivery of the Film in accordance with customary required film specifications, (iii) provision of all customarily required copyright recordation, lien and security documentation, (iv) receipt by distributor of customary insurance documentation in connection with the subject Film, (v) issuance of a completion guaranty in a form approved by the distributor and the Credit Agreement Administrative Agent, (vi) receipt by distributor of an acceptable interparty agreement, (vii) approval by distributor of the applicable Group Member’s financing arrangements for the subject Film, and (viii) absence of any outstanding and uncured material default or breach by the applicable Group Member.”
     Section 6. Amendment to Section 10.10 of the Securities Purchase Agreement. Section 10.10(b) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

          “(b) any Lien held by the Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is Sold by a Note Party in a Sale permitted by the Note Documents (including pursuant to a valid waiver or consent), (ii) any property subject to a Lien permitted hereunder in reliance upon Section 8.2(e) or (f) (Liens) and (iii) all of the Collateral and all Note Parties, upon payment and satisfaction in full of the entire outstanding principal amount of Notes and all other Obligations that the Collateral Agent has been notified in writing are then due and payable and deposit of cash collateral with respect to all contingent Obligations, in amounts and on terms and conditions and with parties satisfactory to the Collateral Agent and each Indemnitee that is owed such Obligations.”
     Section 7. Tax Incentives.
     (a) Subordination. If (i) the Credit Agreement Administrative Agent elects, or the Required Lenders elect, not to advance a Loan against any Tax Incentive and/or Transferable Tax Incentive Receivable, and (ii) the applicable Group Member has elected to finance such Tax Incentive or Transferable Tax Incentive Receivable with a third party financier, then (unless Collateral Agent has agreed to release its Liens in such Tax Incentive (and/or the Transferable Tax Incentive Receivable) pursuant to Section 7(b)(ii) below) promptly upon the Collateral Agent’s receipt of a written request from such Group Member to do so and at such Group Member’s sole cost and expense, the Collateral Agent will subordinate its Lien in such Tax Incentive (and/or the Transferable Tax Incentive Receivable) to the third party financier’s Lien therein until such time as any loans made by such third-party financier in connection with such Tax Incentive (and/or the Transferable Tax Incentive Receivable) have been indefeasibly repaid in full.
     (b) Consent to Sale by Required Holders.
          (i) Each Required Holder hereby consents (subject to, as applicable, Section 8.2 of the Securities Purchase Agreement, this Section 7 and the applicable provisions of the Borrowing Base (as such term is defined in the Credit Agreement) that apply to Tax Incentives) to the Sale by any Group Member of any Financed Transferable Tax Incentive to a Tax Credit Counterparty and the release of Collateral Agent’s Lien on such Financed Transferable Tax Incentive (A) pursuant to a Purchase Agreement that is entered into in the ordinary course of business and that provides for net sales proceeds to the selling Group Member of at least 90% of the Adjusted Greenlight Tax Incentive Value of the applicable transferable Tax Incentive and (B) so long as such net sales proceeds (or if such Financed Transferable Tax Incentive is financed by a third party financier, that portion of such net sales proceeds not required to repay in full all Indebtedness of any Group Member incurred in connection with such financing) are deposited directly into the Collection Account by, as applicable, the Tax Credit Counterparty or the third party financier of the Transferable Tax Incentive Receivable.
          (ii) If (A) the Credit Agreement Administrative Agent elects, or the Required Lenders elect, not to advance a Loan against a Tax Incentive or, as applicable, a Transferable Tax Incentive Receivable, (B) the applicable Group Member has elected to finance such Tax Incentive or, as applicable, the Transferable Tax Incentive Receivable with a third party financier and such financier requires the Collateral Agent to release its Lien in such Tax Incentive or Transferable Tax Incentive Receivable, then notwithstanding anything to the contrary set forth herein or in the Securities Purchase Agreement, each Required Holder hereby consents to the release of Collateral Agent’s Lien on such Tax Incentive or Transferable Tax Incentive Receivable.
     (c)Each Group Member hereby covenants and agrees to comply with and observe the Greenlight Tax Incentive Valuation Procedures.

     Section 8. Amendment to Intercreditor Agreement. The Company shall use good faith efforts to deliver or cause to be delivered to Required Holders an amendment to the Intercreditor Agreement executed by UBOC, in its capacity as First Lien Agent, in the form attached hereto as Exhibit A or such other form as may be acceptable to Required Holders in their sole and absolute discretion on or before April 1, 2009; provided, that in the event the Company is unable to effect such delivery on or before April 1, 2009, the Company shall pay to the Holders (in lieu of a continuing obligation to effect any such delivery after April 1, 2009) a fully earned and nonrefundable fee of $177,272 in the aggregate in immediately available funds no later than April 3, 2009, and no Default or Event of Default shall be deemed to have occurred or be continuing as a result of the Company’s inability to effect such delivery on or before April 1, 2009. Any failure by the Company to pay to the Holders the foregoing fee (if the Company is required to pay such fee as provided herein) shall constitute an immediate Event of Default.
     Section 9. Consent of Holdings and TFD Acquisitions. Each of Holdings and TFD Acquisitions hereby acknowledges and consents to this Amendment, and affirms and acknowledges that the Guaranty and Security Agreement and each other Note Document executed and delivered by it remains in full force and effect and that it remains obligated thereunder without defense, offset or counterclaim of any kind whatsoever, as if each such Note Document were executed and delivered to Collateral Agent and the Purchasers (or their assigns) on the date hereof.
     Section 10. Representations and Warranties. To induce the Holders to enter into this Amendment, the Company, Holdings and TFD Acquisitions represent and warrant to the Holders that:
     (a) Representations and Warranties in Note Documents. Each of the representations and warranties of the Company, Holdings and TFD Acquisitions contained in the Note Documents to which each is a party (i) that were qualified by materiality were true and correct when made and those not so qualified were true and correct in all material respects when made and (ii) after giving effect to this Amendment, those qualified by materiality shall continue to be true and correct and those not so qualified shall continue to be true and correct in all material respects on the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date).
     (b) Authority. The execution and delivery by each of the Company, Holdings and TFD Acquisitions of this Amendment and each other document to be executed by such Person in accordance with the terms hereof and the performance by the Company, Holdings and TFD Acquisitions of their respective obligations under the Securities Purchase Agreement as amended hereby (i) are within such Person’s power and authority, (ii) have been duly authorized by all necessary proceedings, (iii) do not (A) contravene the Constituent Documents of such Person, (B) violate any applicable Requirements of Law, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of such Person or any of its Subsidiaries (including other Related Documents or Note Documents) other than those that would not, in the aggregate, have a Material Adverse Effect or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any such Person or any of such Person’s respective Subsidiaries and (iv) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any such Person.
     (c) Enforceability. Each Note Document (including the Securities Purchase Agreement, as amended hereby) constitutes a legal, valid and binding obligation of the Company,

Holdings and TFD Acquisitions, as the case may be, enforceable against such Person in accordance with its terms.
     (d) No Default. After giving effect to this Amendment, no Default or Event of Default exists.
     Section 11. Conditions to Effectiveness. This Amendment shall become effective on the date when the following conditions precedent have been satisfied (such date, the “Effective Date”):
     (a) The Company, Holdings, TFD Acquisitions, the Required Holders and the Collateral Agent shall have executed and delivered this Amendment.
     (b) The Required Holders shall have received a certified copy of an amendment to the Credit Agreement providing consents and amendments substantially similar to those provided herein duly executed by the Company, Holdings, TFD Acquisitions, UBOC, in its capacity as Credit Agreement Collateral Agent and Credit Agreement Administrative Agent, and the Required Lenders thereunder and all other conditions precedent to the effectiveness thereof shall have been satisfied but for the concurrent effectiveness of this Amendment.
     (c) The representations and warranties set forth in Section 10 hereof shall be true and correct on the date hereof and on the Effective Date.
     (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Company, Holdings, TFD Acquisitions or any Holder.
     (e) The Company shall have paid all reasonable out-of-pocket costs and expenses of the Holders, to the extent invoices therefor have been presented.
     Section 12. Ratification and Incorporation of Securities Purchase Agreement; No Novation. The Company, Holdings and TFD Acquisitions expressly acknowledge and agree with each of the following:
     (a) except as expressly modified under this Amendment, (i) each of the Company, Holdings and TFD Acquisitions hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its obligations under (including all Liens granted pursuant to), the Securities Purchase Agreement and the other Note Documents to which it is a party and (ii) all of the terms and conditions set forth in the Securities Purchase Agreement and the other Note Documents are incorporated herein by this reference as if set forth in full herein; and
     (b) except as expressly modified under this Amendment, the execution, delivery, and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of any Secured Party under the Securities Purchase Agreement or any other Note Document, (ii) constitute a waiver of any provision in the Securities Purchase Agreement or in any of the other Note Documents, or (iii) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Securities Purchase Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

     Section 13. Reference to and Effect on Securities Purchase Agreement.
     (a) Upon the effectiveness of this Amendment, each reference in the Securities Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in the other Note Documents to the Securities Purchase Agreement, shall mean and be a reference to the Securities Purchase Agreement as amended hereby.
     (b) This Amendment shall be a Note Document for all purposes.
     Section 14. Benefits of Amendment. The terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties to the Securities Purchase Agreement and the other parties hereto and their respective successors and assigns to the extent contemplated by the Note Documents.
     Section 15. Interpretation. The Section headings used in this Amendment are for convenience of reference only and shall not affect the construction hereof.
     Section 16. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of a signature page hereto by facsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart of this Amendment.
     Section 17. Severability. If any provision of this Amendment shall be held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality and enforceability of such provision in any other jurisdiction.
     Section 18. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
     Section 19. Entire Agreement. This Amendment together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

THE FILM DEPARTMENT LLC By: THE FILM DEPARTMENT HOLDINGS LLC, its sole Member
By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating Officer

THE FILM DEPARTMENT HOLDINGS LLC
By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating Officer

TFD LITERARY ACQUISITIONS, LLC By: THE FILM DEPARTMENT HOLDINGS LLC, its sole Member
By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating Officer

SIGNATURE PAGE TO AMENDMENT NO. 4 TO SECURITIES PURCHASE AGREEMENT
THE FILM DEPARTMENT LLC

ETON PARK CLO MANAGEMENT 1 By: Eton Park Asset Management, L.L.C, as Collateral Manager, as a Holder
By:	/s/ Terrence Aquino
	Name:	Terrence Aquino
Its: Controller

ETON PARK CLO MANAGEMENT 2 By: Eton Park Asset Management, L.L.C., as Collateral Manager, as a Holder
By:	/s/ Terrence Aquino
	Name:	Terrence Aquino
Its: Controller

ETON PARK MASTER FUND, LTD. By: Eton Park Capital Management, L.P., its investment manager, as a Holder
By:	/s/ Terrence Aquino
	Name:	Terrence Aquino
Its: Controller

ETON PARK FUND, L.P. By: Eton Park Capital Management, L.P., its investment manager, as a Holder
By:	/s/ Terrence Aquino
	Name:	Terrence Aquino
Its: Controller

SIGNATURE PAGE TO AMENDMENT NO. 4 TO SECURITIES PURCHASE AGREEMENT
THE FILM DEPARTMENT LLC

UNION BANK, N.A., as Collateral Agent
By:	/s/ Alex Cho
	Name:	Alex Cho
Its: Duly Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 4 TO SECURITIES PURCHASE AGREEMENT
THE FILM DEPARTMENT LLC

Schedule 1.1
GREENLIGHT TAX INCENTIVE VALUATION PROCEDURES
Prior to greenlighting any Film that qualifies for any Tax Incentive, the Company shall follow the procedures set forth below for purposes of determining the estimated net value of such Tax Incentive:
     1. the Company shall analyze the applicable regulatory regime’s qualification requirements for such Tax Incentive;
     2. the Company shall estimate the anticipated qualifying expenditures in the applicable jurisdiction;
     3. the Company shall evaluate prevailing market conditions for Tax Incentives issued by the applicable Governmental Authority; and
     4. the Company shall also consult with one or more tax credit financiers or brokers and other experts to assess the ability to monetize the Tax Incentive on the most beneficial terms and to arrive at an appropriate value estimate for such Tax Incentive and the net value thereof and shall verify the information provided by such financiers or brokers by consulting with other companies who have had experience with such financiers and/or brokers in obtaining similar Tax Incentives and the likelihood of achieving such value (Global Incentives is hereby acknowledged as one of the consultants with whom the Company may engage for this purpose).

Exhibit A
FORM OF AMENDMENT TO INTERCREDITOR AGREEMENT
[See attached]